Exhibit 99.1

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that certain Amendment No. 11 to the Statement on Schedule 13D to the Schedule 13D originally filed on March 30, 2006 (including additional amendments thereto) with respect to the Common Stock of S1 Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 6, 2009

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By:  RCG Starboard Advisors, LLC,
its investment manager

PARCHE, LLC
By:  RCG Starboard Advisors, LLC,
its managing member

RCG PB, LTD
By:  Ramius Advisors, LLC,
its investment advisor

RAMIUS ENTERPRISE MASTER FUND LTD
By:  Ramius Advisors, LLC,
its investment manager
RCG STARBOARD ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS ADVISORS, LLC By: Ramius LLC, its managing member RAMIUS LLC By: C4S & Co., L.L.C., as managing member C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON /s/ Jeffrey M. Solomon
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss